UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 7, 2018

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, MVC Capital, Inc. (the "Fund") is party to a three-year, $50 million revolving credit facility, as modified, amended, supplemented and/or restated from time to time (the “Credit Facility”), dated as of December 9, 2015, by and among the Fund, MVC Financial Services, Inc., MVC Cayman, MVC GP II, LLC and MVC Partners LLC, parties to the Credit Facility, Santander Bank N.A., as a lender and lead agent and Wintrust Bank, as a lender and syndication agent and the lenders party thereto.

On December 7, 2018 (the “Effective Date”), in order to extend its term, the parties to the Credit Facility amended the terms of the Credit Facility, effective as of the Effective Date (the “Amendment”). Among other things, the Amendment: (i) renews the Credit Facility until March 9, 2019; (ii) reduces the borrowing base for certain purposes; and (iii) removes the ability to increase the Credit Facility to $85 million. All other material terms of the Credit Facility remain unchanged.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/Michael Tokarz
Michael Tokarz
Chairman

Dated:	December 7, 2018